Exhibit 99.3 Release of Private Information

CAUTIONARY STATEMENT

THE ATTACHED INFORMATION IS CONFIDENTIAL AND PROPRIETARY INFORMATION OF BPZ RESOURCES , INC. (THE "COMPANY") THAT IS SUBJECT TO A NON-DISCLOSURE AGREEMENT (THE "NDA"). THE RECIPIENT MUST NOT FORWARD TO ANY THIRD PARTY OR DISSEMINATE BEYOND THE PARTIES TO THE NDA AND THEIR ADVISORY TEAM. IN ADDITION, THE INFORMATION HEREIN MAY BE BASED UPON DATA PROVIDED BY THE COMPANY BUT CREATED BY ADVISORS RETAINED BY POTENTIAL THIRD PARTY LENDERS. THE METHODOLOGY, ANALYSIS AND INTERPRETATION MADE BY THOSE RETAINED ADVISORS WITH RESPECT TO THE DATA IS NOT KNOWN TO THE COMPANY. THE COMPANY HAD NO INPUT IN THE CREATION OR DEVELOPMENT OF THE INFORMATION CREATED BY ADVISORS FOR POTENTIAL THIRD PARTY LENDERS, NOR DID THE COMPANY PROVIDE ANY OVERSIGHT IN ITS CREATION OR QUALITY CONTROL.

THE ATTACHED INFORMATION MAY INCLUDE DECLINE RATES FOR WELLS IN OPERATION FOR LESS THAN TWO YEARS, WHICH THE COMPANY DOES NOT BELIEVE IS A RELIABLE INDICATOR OF LONGER TERM DECLINE RATES AND SHOULD NOT BE RELIED UPON AS SUCH. TECHNICAL WELL ISSUES, GEOLOGICAL WELL ISSUES, GAS AND GAS RECYCLING ISSUES AND OTHER FACTORS CAN ALL IMPACT THE WELL DATA FOR NEWLY DRILLED WELLS. IN THE COMPANY'S EXPERIENCE THESE FACTORS MAKE SUCH DATA UNRELIABLE FOR PREDICTING WELL PERFORMANCE AND DECLINES OVER LONGER PRODUCTION PERIODS. **THUS, THE COMPANY DOES NOT VIEW SUCH INFORMATION AS MATERIAL FOR DISCLOSURE PURPOSES WITH REGARDS TO THE U.S. SECURITIES AND EXCHANGE COMMISSION ("SEC"), AND BELIEVES IT COULD BE MISLEADING TO PROVIDE SUCH INFORMATION TO THE INVESTING PUBLIC**. THIS INFORMATION WAS PROVIDED AT THE REQUEST OF ENTITIES IN CONNECTION WITH THEIR REVIEW OF OTHER, MORE RELIABLE, PRODUCTION DATA, THE MATERIAL IMPLICATIONS OF WHICH ARE INCLUDED IN REPORTS BY NETHERLAND, SEWELL & ASSOCIATES, INC., AND REPORTED UNDER SEC DISCLOSURE REQUIREMENTS IN THE FORMAT REQUIRED, AND WHEN REQUIRED BY SEC RULES.

Confidential

BPZ Energy
2015 Cash Flow Forecast

February 2015

Opportune

CONSULTING. TAX. OUTSOURCING.

Table of Contents

Executive Summary

The Company's Long –Term Business Plan (the "Business Plan") was prepared by the Company and Houlihan Lokey ("Houlihan") using the production levels present in the reserve report (the "Reserve Report") to create the Base Case (the "Base Case"). The Base Case was then used as a foundation for the 2015 monthly cash estimates for the Capital Conservation case presented herein.

Capital Conservation Case

- Utilizes production levels from the Reserve Report presented with a 20% risk factor applied based on current well performance, versus the reserve report which shows minimal operational disruptions.
- Operating and capital expenditure line items incorporate new budget assumptions prepared alongside the Company's operating partner (as further described below) which reflect the minimum required spend for 2015, excluding cold stack costs(1).

Capex Analysis

- Reflects updated capex budget presented in the Capital Conservation Case based on the latest budget with operating partner.
- Assumes the drilling of four wells in Albacora and Corvina.
- Includes deferral of Delfin and Pierdra Redonda platforms.
- Reflects delay of Delfin drilling.

Cash Conversion

- Reflects timing of cash receipts and disbursements reflected in each scenario; converted from accrual based forecast.
- Cash timing is representative of the Company's best estimates of average or expected timing. Actual timing will vary.
- January ending cash balance is set forth pursuant to Company guidance.
- Assumes a $10 million minimum cash balance.

(1) Budget not yet approved by Operating Committee under JOA and cold stack cost assessment still under review.

Capital Conservation Case: Comparison to Reserve Report

Reserve Report

- Production estimates contemplate current production from all wells categorized as proved developed, comprised of the following as of January 2015.
  - 7 wells flowing into the Z1-8A platform in the Albacora field.
  - 16 wells producing into the CX-11 and CX-15 platforms in the Corvina field.
- No allowances made for reductions in production volumes associated with unscheduled downtime.
  - Unscheduled downtime occurs from compression and other production infrastructure installation, maintenance, etc., as well as other operational issues.

Capital Conservation Case

- Reflects a 20% risking of reserve report production volumes.
  - This risking results in projected production levels consistent with current production levels.
  - January production volumes averaged approximately 5.5 Mbbl/d, as compared to reserve report production estimates of 6.1 Mbbl/d.
  - February average daily production volumes thus far average 4.7 Mbbl/d, in contrast to the reserve report projections of approximately 6.8 Mbbl/d. This indicates a deficiency of about 30%.
- Recent production variances are the result of unexpected operational issues:
  - 4 wells representing about 0.2 Mbbl/d of projected January volumes were and remain shut it.
  - Another 0.2 Mbbl/d of production deficit to the reserve report estimates resulted from compression failure on the Z1-8A 21-D well in the Albacora field.
  - Other deficiencies resulted from various testing and field operations.

Scenario Details: Key Assumptions

Item	Cash Conversion Method	Capital Conservation Case
Revenue Collection	▪ Two deliveries per month occurring in the middle and at the end of the month. ▪ Revenue is received 15 days after each delivery.	▪ Risked production 1P to reflect recent run-rate, which has underperformed versus reserve report estimates. ▪ $50/bbl realized price.
Royalties	▪ Royalties are paid by the Company on 100% of production 15 days after each delivery. ▪ Operating partner pays BPZ for their share of the Royalty as part of the cash call during the following month.	▪ Calculated on a sliding scale of 5% - 20% based on daily production level. ▪ Average is approximately 5% of revenue.
LOE/Capex	▪ Operating partner and BPZ each cash call one another 15 days after the end of the month costs are incurred and are paid 15 days following the cash call.	▪ Based on latest operating partner budget; discussions with vendors not yet finalized. ▪ Delay installation of platforms and exploratory drilling at Delfin and Piedra Redonda.
SG&A	▪ Payroll paid current month. ▪ Other G&A paid on 30-day lag. ▪ Actual amounts may include non-SG&A expenses that have yet to be allocated to other expense categories.	▪ Management's estimate.

Scenario Details: Key Assumptions (cont'd)

Item	Cash Conversion Method	Capital Conservation Case
Other expenses	▪ Assumed constant on monthly basis and not rolled forward if amounts unspent.	▪ Conservatism factor to account for unknown items and timing differences.
Value Added Taxes	▪ VAT collected/paid as actual sales receipts are collected and services are paid for. ▪ Surplus and deficit tracked to assess cash obligation related to tax remittance.	▪ An 18% IGV/VAT is applied on all sales and purchases.
Operating Partner Obligation	▪ Deferred capex payment called immediately. ▪ Loan paid off monthly as BPZ cash calls operating partner in an offset. ▪ $3.3 million cash call receivable resulting from cash call true-up paid 60 days from January 31. ▪ $3.0 million cash call relating to 2014 activity received in February.	▪ Deferred capex payable: $7.7 million ▪ Loans payable: $20.0 million ▪ Cash Call receivable: $6.6 million

CAPITAL CONSERVATION CASE

($ in millions)	Actual[1]	Projected[1]											FYE
	Jan-15	Feb-15	Mar-15	Apr-15	May-15	Jun-15	Jul-15	Aug-15	Sep-15	Oct-15	Nov-15	Dec-15	2015P
Production													
Albacora	32.6	27.0	31.5	30.1	28.8	27.6	26.6	25.6	24.7	23.9	23.2	22.5	324.2
Corvina	54.3	58.9	55.9	67.7	64.2	76.0	72.2	68.8	65.7	63.0	60.5	58.3	765.4
Net Production Volumes (Mbbl) [2]	***86.9***	***85.9***	***87.4***	***97.7***	***93.0***	***103.6***	***98.7***	***94.4***	***90.5***	***86.9***	***83.7***	***80.8***	***1,089.5***
Beginning Cash	**$62.1**	**$48.5**	**$48.4**	**$13.9**	**$4.7**	**($7.9)**	**($18.1)**	**($25.8)**	**($32.8)**	**($37.7)**	**($43.1)**	**($50.8)**	**$62.1**
Total Revenues after Royalties [3]	$2.8	$1.7	$5.8	$4.2	$4.3	$4.4	$4.5	$4.3	$4.2	$4.0	$3.8	$3.7	$47.8
Royalty Reimbursement	0.0	0.0	0.4	0.2	0.2	0.2	0.3	0.2	0.2	0.2	0.2	0.2	2.5
Lease Operating Disbursements	(5.0)	0.0	(5.5)	(2.9)	(2.9)	(2.9)	(2.9)	(3.0)	(2.6)	(2.6)	(2.6)	(2.6)	(35.4)
Gross Margin	**($2.3)**	**$1.7**	**$0.8**	**$1.5**	**$1.6**	**$1.7**	**$1.9**	**$1.6**	**$1.8**	**$1.6**	**$1.5**	**$1.3**	**$14.9**
Marine Assets Costs	($0.7)	$0.0	($0.2)	($0.1)	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	($1.0)
General & Administrative	(2.4)	(1.8)	(1.8)	(1.7)	(1.7)	(1.6)	(1.7)	(1.7)	(1.6)	(1.6)	(1.6)	(1.6)	(20.7)
Total Other Op. & G&A	**($3.1)**	**($1.8)**	**($2.0)**	**($1.8)**	**($1.7)**	**($1.6)**	**($1.7)**	**($1.7)**	**($1.6)**	**($1.6)**	**($1.6)**	**($1.6)**	**($21.7)**
EBITDAX	**($5.3)**	**($0.0)**	**($1.2)**	**($0.3)**	**($0.1)**	**$0.1**	**$0.2**	**($0.0)**	**$0.2**	**$0.0**	**($0.1)**	**($0.3)**	**($6.8)**

(1) Amounts not on US GAAP basis.

(2) Actual production volumes; not representative of sales volumes.

(3) Royalties are paid by BPZ on 100% of revenues and are reimbursed the following month. See Royalty Reimbursement line item.

Opportune

Capital Conservation Case, cont'd

($ in millions)	Actual[1]	Projected[1]											FYE
	Jan-15	Feb-15	Mar-15	Apr-15	May-15	Jun-15	Jul-15	Aug-15	Sep-15	Oct-15	Nov-15	Dec-15	2015P
EBITDAX	**($5.3)**	**($0.0)**	**($1.2)**	**($0.3)**	**($0.1)**	**$0.1**	**$0.2**	**($0.0)**	**$0.2**	**$0.0**	**($0.1)**	**($0.3)**	**($6.8)**
Exploration Costs (GG&E)	0.0	(0.3)	(0.4)	(0.5)	(0.4)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(3.7)
EBITDA	**($5.3)**	**($0.3)**	**($1.6)**	**($0.8)**	**($0.5)**	**($0.2)**	**($0.1)**	**($0.3)**	**($0.1)**	**($0.3)**	**($0.4)**	**($0.5)**	**($10.5)**
Value Added Tax	(1.3)	0.2	(2.3)	(1.0)	(0.7)	(0.5)	(0.2)	(0.1)	0.2	0.0	0.0	(0.0)	(5.6)
Other Cash Taxes	0.0	(0.1)	(1.1)	(0.2)	(0.0)	0.3	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(1.2)
A: Operating Cash Flow	**($6.7)**	**($0.2)**	**($5.0)**	**($1.9)**	**($1.3)**	**($0.4)**	**($0.3)**	**($0.4)**	**$0.1**	**($0.2)**	**($0.4)**	**($0.6)**	**($17.2)**
Albacora CapEx	($2.0)	$0.0	($4.6)	($3.4)	($1.6)	($0.9)	($0.9)	($1.4)	($0.2)	($0.2)	($0.0)	($0.0)	($15.3)
Corvina CapEx	(1.5)	0.0	(5.9)	(3.7)	(3.9)	(3.2)	(1.6)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	($20.1)
Delfin and Piedra Redonda	(1.3)	0.0	(5.2)	(0.5)	(0.5)	(1.2)	(0.5)	(0.2)	(0.2)	(0.2)	(0.2)	(0.4)	(10.1)
Other Projects	(0.3)	0.0	(1.4)	(0.9)	(1.1)	(0.6)	(0.7)	(1.2)	(0.9)	(0.9)	(0.7)	(0.4)	(9.0)
Onshore Capex (Non-Z1 Block)	(1.0)	0.0	(0.6)	(0.4)	(0.3)	(0.3)	(0.2)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(3.2)
B: Total Capex	**($6.2)**	**$0.0**	**($17.6)**	**($8.8)**	**($7.4)**	**($6.1)**	**($3.9)**	**($3.0)**	**($1.4)**	**($1.5)**	**($1.0)**	**($1.0)**	**($57.8)**
A + B: Operating Cash Flow, less Capex	**($12.8)**	**($0.2)**	**($22.6)**	**($10.7)**	**($8.7)**	**($6.5)**	**($4.1)**	**($3.4)**	**($1.3)**	**($1.7)**	**($1.4)**	**($1.6)**	**($75.0)**
A + B: Cumulative Operating Cash Flow, less Capex	**($12.8)**	**($13.0)**	**($35.7)**	**($46.4)**	**($55.1)**	**($61.6)**	**($65.7)**	**($69.0)**	**($70.3)**	**($72.1)**	**($73.4)**	**($75.0)**	**($75.0)**
New Capital Transaction Fees & Calls	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Other Operating Cost Estimate	(0.5)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(3.8)
Other Operating & Advisory Fees	(0.3)	(0.6)	(2.3)	0.0	(2.1)	(1.8)	(1.8)	(1.8)	(1.8)	(1.8)	(4.6)	0.0	(19.1)
Operating Partner Net Obligation[2]	0.0	1.0	(9.3)	1.8	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)	(18.5)
Ending Cash[3]	**$48.5**	**$48.4**	**$13.9**	**$4.7**	**($7.9)**	**($18.1)**	**($25.8)**	**($32.8)**	**($37.7)**	**($43.1)**	**($50.8)**	**($54.2)**	**($54.2)**
Minimum Cash	10.0	10.0	10.0	10.0	10.0	10.0	10.0	10.0	10.0	10.0	10.0	10.0	10.0
Implied Cash Excess (Need)[4]	$38.5	$38.4	$3.9	($5.3)	($17.9)	($28.1)	($35.8)	($42.8)	($47.7)	($53.1)	($60.8)	($64.2)	($64.2)

(1) Amounts not on US GAAP basis.

(2) Reflects net amount of cash credits and obligations related to loans and cash call reconciliations.

(3) February ending balance reflects cash calls occuring mid-February. Related obligations and receipts expected in March (per terms of payment 15 days after cash call).

(4) Excludes existing financing obligations.

Includes restricted cash balance of $3.2 million minimum cash collateral related to parent guarantees of several licensing agreements as of January 31.

Opportune

CAPITAL CONSERVATION: CAPEX DETAIL

DISCUSSION POINTS

- Corvina
  - Platform refurbishment deferred until a later date.
  - Increase of gas compressor capacity on both platforms.
  - Complete production facilities' and measurement improvements.
  - Complete artificial lift project with the objective of better hydrocarbon recovery.
- Albacora
  - Realization of additional compression capacity.
  - Complete artificial lift project with the objective of better hydrocarbon recovery.
- Other Projects
  - Performance of pipeline upgrade and replacement.
  - Manufacturing and installation of additional conductor guides to the Albacora and CX15 platforms, allowing for additional wells to be drilled.
  - Execute facility updates, studies, and EIA's.
- Exploration
  - Deferral of platform installation and drilling costs related to Delfin and Piedra Redonda.

2015 Capital Expenditures (Net)

($ in millions)	2015 Capex	
	Initial	Revised
Corvina		
Drilling & Completion	$17.6	$15.7
Projects & Engineering	$4.0	$2.9
Albacora		
Drilling & Completion	$6.4	$7.5
Projectes & Engineering	$6.8	$5.7
Delfin		
Drilling & Completion	$8.9 [(1)]	$1.3 [(2)]
New Platform Construction and Installation	$8.9	$2.3
Piedra Redonda		
New Platform Construction and Installation	$7.8	$2.3
Other Capex [(3)]		
Block Z-1	$10.5	$12.2
Non Block Z-1	$2.3	$2.3
Total		
Drilling & Completion	$32.9	$24.5
Projects & Engineering	10.8	8.6
New Platform Construction and Installation	16.6	4.6
Other Capex [(3)]	12.8	14.5
Total - 2015 Capex	**$73.1**	**$52.2**
Plus: January Actual Payment		6.2
Less: January 2016 Cash Payment [(4)]		-0.7
Total - 2015 Cash Capex		**$57.8**

(1) Includes capex to drill one exploratory well.
(2) Includes contracted drilling costs unable to be deferred.
(3) Includes capex related to the Block Z-1, onshore blocks, marine assets, pipeline costs, and slot additions at the Albacora and CX-15 platforms.
(4) Based on December 2015 incurred costs included in the $52.2 million non-cash 2015 total capex . Forecasted payment date outside 2015 timeframe.

Opportune